UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2007
Clear Channel Communications, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-09645 (Commission File Number)	74-1787539 (IRS Employer Identification No.)

200 East Basse Road San Antonio, Texas (Address of principal executive offices)	78209 (Zip Code)
Registrant’s telephone number, including area code: (210) 822-2828
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Asset Purchase Agreement
Press Release

Item 1.01 Entry Into Material Definitive Agreement.
     On April 20, 2007, Clear Channel Broadcasting, Inc., ABO Broadcasting Operations, LLC, Ackerley Broadcasting Fresno, LLC, AK Mobile Television, Inc., Bel Meade Broadcasting, Inc., Capstar Radio Operating Company, Capstar TX Limited Partnership, CCB Texas Licenses, L.P., Central NY News, Inc., Citicasters Co., Clear Channel Broadcasting Licenses, Inc., and Clear Channel Investments, Inc. (collectively, the “Sellers”) entered into an Asset Purchase Agreement (the “Agreement”) with TV Acquisition LLC, an affiliate of Providence Equity Partners Inc. (the “Buyer”). The Sellers are subsidiaries of Clear Channel Communications, Inc. (the “Company”). Pursuant to the Agreement, the Sellers agreed to sell the Company’s Television Group, consisting of 56 television stations (including 18 digital multicast stations) located in 24 markets across the United States, the stations’ associated Web sites, the Television Operations Center, Inergize Digital Media, and all other assets used or held for use exclusively in the ownership and operation of the stations, to the Buyer.
     The Television Group currently consists of ten CW, eight FOX, seven NBC, six ABC, six CBS, four My Network TV, two NBC Weather Plus, two Telemundo, five independent stations, and six stations affiliated with Clear Channel’s Variety Television Network.
     In consideration for the acquisition of the assets under the Agreement, the Buyer will pay to the Sellers approximately $1.2 billion in cash, subject to certain potential working capital adjustments, and will assume certain liabilities of the Sellers as described in the Agreement, including those relating to existing business contracts and licenses with the U.S. Federal Communications Commission (“FCC”).
     The obligations of the Sellers and the Buyer to consummate the transactions contemplated by the Agreement are subject to customary closing conditions, including, among others, receipt of FCC regulatory approval. The sale of the Television Group is not contingent upon the completion of the separate merger proposal for the Company.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 2.1 hereto, which is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On April 20, 2007, Clear Channel issued a press release announcing the Agreement, a copy of which is furnished as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
2.1	Asset Purchase Agreement dated April 20, 2007, between Clear Channel Broadcasting, Inc., ABO Broadcasting Operations, LLC, Ackerley Broadcasting Fresno, LLC, AK Mobile Television, Inc., Bel Meade Broadcasting, Inc., Capstar Radio Operating Company, Capstar TX Limited Partnership, CCB Texas Licenses, L.P., Central NY News, Inc., Citicasters Co., Clear Channel Broadcasting Licenses, Inc., Clear Channel Investments, Inc. and TV Acquisition LLC.

99.1	Press release dated April 20, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 26, 2007

CLEAR CHANNEL COMMUNICATIONS, INC.
By:	/s/ Herbert W. Hill, Jr.
Herbert W. Hill, Jr.
Sr. Vice President/Chief Accounting Officer

INDEX TO EXHIBITS
2.1	Asset Purchase Agreement dated April 20, 2007, between Clear Channel Broadcasting, Inc., ABO Broadcasting Operations, LLC, Ackerley Broadcasting Fresno, LLC, AK Mobile Television, Inc., Bel Meade Broadcasting, Inc., Capstar Radio Operating Company, Capstar TX Limited Partnership, CCB Texas Licenses, L.P., Central NY News, Inc., Citicasters Co., Clear Channel Broadcasting Licenses, Inc., Clear Channel Investments, Inc. and TV Acquisition LLC.

99.1	Press release dated April 20, 2007.